SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2002
(To Prospectus dated January 16, 2002)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2002-HYB1

                                  ----------



--------------------------
The Class M Certificates
represent obligations of
the trust only and do not        The Class M Certificates
represent an interest in
or obligation of                 o  This supplement relates to the offering of the Class M  Certificates  of the
CWMBS, Inc.,                        series referenced above. This supplement does not contain complete
Countrywide Home                    information about the offering of the Class M Certificates. Additional
Loans, Inc.,                        information is contained in the prospectus supplement dated May 24, 2002,
Countrywide Home                    prepared in connection with the offering of the offered certificates of the
Loans Servicing LP or               series referenced above and in the prospectus of the depositor dated January
any of their affiliates.            16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

This supplement may be
used to offer and sell the       o  As of May 19, 2004 the class certificate balance of the Class M Certificates
offered certificates only           was approximately $5,877,581.
if accompanied by the
prospectus supplement
and the prospectus.

--------------------------




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 26, 2004

                               THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), loan group 1 included approximately 28 Mortgage Loans having an aggregate Stated Principal Balance of approximately $12,482,726, loan group 2 included approximately 16 Mortgage Loans having an aggregate Stated Principal Balance of approximately $6,561,158, loan group 3 included approximately 79 Mortgage Loans having an aggregate Stated Principal Balance of approximately $31,082,135, loan group 4 included approximately 30 Mortgage Loans having an aggregate Stated Principal Balance of approximately $12,333,409 and loan group 5 included approximately 45 Mortgage Loans having an aggregate Stated Principal Balance of approximately $19,734,624.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                        As of May 1, 2004
                                                 ------------------------------------------------------------
                                                    Loan        Loan        Loan        Loan        Loan
                                                   Group 1     Group 2     Group 3     Group 4     Group 5
                                                 ------------------------------------------------------------
Total Number of Mortgage Loans..............         28          16            79           30            45
Delinquent Mortgage Loans and
Pending Foreclosures at Period End
(1)
      30-59 days............................       0.00%         0.00%         0.00%         0.00%        0.00%
      60-89 days............................       3.57%         0.00%         0.00%         0.00%        0.00%
      90+ days or more (excluding                  0.00%         0.00%         0.00%         0.00%        2.22%
                                                   -----         -----         -----         -----        -----
      pending foreclosures).................
      Total Delinquencies...................       3.57%         0.00%         0.00%         0.00%        2.22%
                                                   =====         =====         =====         =====        =====
Foreclosures Pending........................       0.00%         0.00%         2.53%         0.00%        0.00%
                                                   -----         -----         -----         -----        -----
Total Delinquencies and foreclosures               3.57%         0.00%         2.53%         0.00%        2.22%
pending.....................................       =====         =====         =====         =====        =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 2 and one (1) Mortgage Loan in loan group 3 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.



                                    At February 28 (29),              At December 31,                At March 31,
                                  ------------------------       -------------------------    --------------------------
                                     2000          2001             2001           2002           2003           2004
                                  ----------    ----------       ----------     ----------    -----------    -----------
                                          (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans.................      10,401        11,678           11,957         21,567         98,334        135,132
Volume of loans.................  $3,286,709    $3,798,037       $4,334,489     $8,063,387    $33,767,412    $45,321,777
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End
  30 - 59 days..................        1.96%         2.79%            1.61%          1.18%          0.84%          0.73%
  60 - 89 days..................        0.49          0.32             0.34           0.22           0.13           0.11
  90 days or more (excluding
  pending foreclosures)                 0.51          0.40             0.41           0.24           0.08           0.07
Total of delinquencies..........        2.96%         3.51%            2.36%          1.65%          1.06%          0.91%
Foreclosure pending.............        0.37%         0.40%            0.40%          0.21%          0.05%          0.05%
Total delinquencies and
  Foreclosures pending..........        3.33%         3.91%            2.76%          1.86%          1.11%          0.96%
Losses on liquidated loans(2)...   $(876,985)     $(47,952)       $(716,016)     $(189,554)      $(38,439)     $(579,926)

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002 and December 31, 2003, respectively and (iv) the 3-month period ending on March 31, 2004.

                    DESCRIPTION OF THE CLASS M CERTIFICATES

     The Class M Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of May 19, 2004 (the "Certificate Date"), the class certificate balance of the Class M Certificates was approximately $5,877,581, evidencing a beneficial ownership interest of approximately 7.15% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $66,911,822 and evidenced in the aggregate a beneficial ownership interest of approximately 81.41% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $15,282,230 and evidenced in the aggregate a beneficial ownership interest of approximately 18.59% in the Trust Fund. For additional information with respect to the Class M Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of CPR,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Class Certificate Balance of the Class M Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class M Certificates at the applicable interest rate as described in the prospectus supplement,

     o the Mortgage Rate is calculated as described in the prospectus supplement,

     o distributions in respect of the Class M Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class M Certificates is May 26, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o    no class of certificates becomes a Restricted Class,

     o the levels of One-Year LIBOR and CMT Indices remain constant at 2.1% and 1.75% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class M Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                Percentage of the
                                              Prepayment Assumption
                                    -----------------------------------------
Distribution Date                    0%    10%   15%    25%   35%   45%   55%
-----------------                    ---   ---   ---    ---   ----  ----  ---
Initial.........................     100   100   100    100   100   100   100
May 2005........................      99    97    95    92     89    86    82
May 2006........................      98    86    80    68     57    46    36
May 2007........................      96    76    67    50     36    25    16
May 2008........................      94    67    55    37     23    14    7
May 2009........................      92    59    46    27     15    7     3
May 2010........................      90    52    38    20     9     4     1
May 2011........................      87    45    32    14     6     2     1
May 2012........................      85    39    26    11     4     1     0
May 2013........................      82    34    21     8     2     1     0
May 2014........................      79    30    18     6     1     0     0
May 2015........................      76    26    14     4     1     0     0
May 2016........................      73    22    12     3     1     0     0
May 2017........................      70    19    10     2     0     0     0
May 2018........................      66    16    8      1     0     0     0
May 2019........................      63    14    6      1     0     0     0
May 2020........................      59    12    5      1     0     0     0
May 2021........................      55    10    4      1     0     0     0
May 2022........................      51    8     3      0     0     0     0
May 2023........................      47    7     2      0     0     0     0
May 2024........................      43    6     2      0     0     0     0
May 2025........................      38    4     1      0     0     0     0
May 2026........................      33    4     1      0     0     0     0
May 2027........................      28    3     1      0     0     0     0
May 2028........................      23    2     1      0     0     0     0
May 2029........................      17    1     0      0     0     0     0
May 2030........................      12    1     0      0     0     0     0
May 2031........................      5     0     0      0     0     0     0
May 2032........................      0     0     0      0     0     0     0
Weighted Average Life (in years)**   17.1  7.9   6.0    4.0   3.0   2.1   1.9
-------------------------
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,643,164, $541,140 and $814,390 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class M Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class M Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor"), subject to certain conditions.

                                    RATINGS

     The Class M Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                             28
Aggregate Principal Balance                                   $12,482,726
Average Principal                                               $445,812              $309,826  to  $975,463
Weighted Average Mortgage Rate                                   6.012%                 4.125%  to  6.750%
Net Weighted Average Mortgage Rate                               5.762%                 3.875%  to  6.500%
Weighted Average Original Term (months)                           360                      360  to  360
Weighted Average Remaining Term (months)                          335                      334  to  336
Weighted Average Combined LTV                                    72.45%                 49.75%  to  95.00%
Weighted Average Gross Margin                                    2.432%                 2.250%  to  2.750%
Weighted Average Months to Next Adjustment                         11                       10  to  12
Weighted Average Initial Periodic Cap                            2.000%                 2.000%  to  2.000%
Weighted Average Subsequent Periodic Cap                         2.000%                 2.000%  to  2.000%
Weighted Average Maximum Mortgage Rate                          12.012%                10.125%  to  12.750%
Weighted Average Minimum Mortgage Rate                           2.432%                 2.250%  to  2.750%


                                                CURRENT PRINCIPAL BALANCES

Range of Current                          Number of             Aggregate             Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans       Principal Balance         Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                     5                  $1,604,723                   12.86              %
$350,000.01 - $400,000.00                     10                 $3,711,165                   29.73
$400,000.01 - $450,000.00                     4                  $1,749,114                   14.01
$450,000.01 - $500,000.00                     5                  $2,363,121                   18.93
$500,000.01 - $550,000.00                     1                   $526,969                    4.22
$550,000.01 - $600,000.00                     1                   $580,565                    4.65
$750,000.01 - $1,000,000.00                   2                  $1,947,069                   15.60
-----------------------------------------------------------------------------------------------------------------

Total                                         28                $12,482,726                  100.00              %
=================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                          Number of             Aggregate             Percentage of Mortgage
Current Mortgage Rates(%)               Mortgage Loans       Principal Balance         Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
4.125                                         1                  $482,078                     3.86               %
5.500                                         1                  $474,779                     3.80
5.625                                         2                  $793,891                     6.36
5.750                                         2                  $812,112                     6.51
5.875                                         3                 $1,248,548                    10.00
6.000                                         8                 $3,111,668                    24.93
6.125                                         3                 $1,052,608                    8.43
6.250                                         4                 $2,290,463                    18.35
6.500                                         2                 $1,498,575                    12.01
6.625                                         1                  $378,850                     3.03
6.750                                         1                  $339,153                     2.72
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                    100.00             %
=================================================================================================================



                                               MONTHS REMAINING TO MATURITY

Range of Months                           Number of             Aggregate             Percentage of Mortgage
Remaining to Maturity                   Mortgage Loans       Principal Balance         Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
301 - 360                                    28                $12,482,726                    100.00             %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                    100.00             %
=================================================================================================================




                                              ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                         Number of             Aggregate             Percentage of Mortgage
Loan-to-Value Ratios(%)                 Mortgage Loans       Principal Balance         Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                 1                  $971,606                       7.78              %
50.01 - 55.00                                2                  $925,106                       7.41
60.01 - 65.00                                2                 $1,407,876                     11.28
65.01 - 70.00                                2                  $738,284                       5.91
70.01 - 75.00                                4                 $1,446,598                     11.59
75.01 - 80.00                                15                $6,317,108                     50.61
85.01 - 90.00                                1                  $314,519                       2.52
90.01 - 95.00                                1                  $361,629                       2.90
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                    100.00             %
=================================================================================================================



                                                GEOGRAPHIC DISTRIBUTION

                                          Number of             Aggregate           Percentage of Mortgage
State                                   Mortgage Loans       Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
Arizona                                       1                  $359,002                      2.88              %
California                                    9                 $4,416,248                    35.38
Colorado                                      2                  $693,369                      5.55
Connecticut                                   1                  $362,203                      2.90
Georgia                                       1                  $361,629                      2.90
Illinois                                      3                 $1,153,568                     9.24
Michigan                                      1                  $474,779                      3.80
Minnesota                                     1                  $432,413                      3.46
Missouri                                      1                  $971,606                      7.78
New Jersey                                    1                  $313,548                      2.51
Nevada                                        1                  $455,561                      3.65
Oregon                                        1                  $309,826                      2.48
Texas                                         1                  $449,909                      3.60
Utah                                          1                  $389,894                      3.12
Washington                                    3                 $1,339,172                    10.73
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726             100.00                    %
=================================================================================================================



                                                      PROPERTY TYPE

                                          Number of             Aggregate           Percentage of Mortgage
Property Type                           Mortgage Loans       Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
Single Family Residence                      19                 $8,448,599                    67.68              %
Planned Unit Development                      6                 $2,737,634                    21.93
Low-rise Condominium                          2                  $871,951                      6.99
High-rise Condominium                         1                  $424,542                      3.40
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================




                                                       LOAN PURPOSE

                                          Number of             Aggregate           Percentage of Mortgage
Loan Purpose                            Mortgage Loans       Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                        21                $9,063,313                     72.61              %
Refinance (cash-out)                          7                $3,419,412                     27.39
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================



                                                         OCCUPANCY

                                          Number of             Aggregate           Percentage of Mortgage
Occupancy Type                          Mortgage Loans       Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
Owner Occupied                               28                $12,482,726                   100.00              %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                          Number of             Aggregate           Percentage of Mortgage
Type of Program                         Mortgage Loans       Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
Full                                         23                $9,843,943                     78.86              %
Reduced                                       5                $2,638,783                     21.14
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================



                                                       GROSS MARGIN

Range of                                  Number of              Aggregate           Percentage  of Mortgage
Gross Margin                            Mortgage Loans      Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                28                $12,482,726                    100                %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                                 Number of             Aggregate           Percentage of Mortgage
Adjustment Date                         Mortgage Loans      Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
March 2004                                    2                $738,089                        5.91              %
April 2004                                   14                $5,532,635                     44.32
May 2004                                     12                $6,212,001                     49.76
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                   100.00              %
=================================================================================================================




                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to              Number of             Aggregate           Percentage of Mortgage
Next Adjustment Date (Months)          Mortgage Loans       Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
7 - 12                                       28                $12,482,726                    100                %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                  100.00               %
==================================================================================================================


                                                  MAXIMUM MORTGAGE RATE

Range of Maximum                          Number of             Aggregate           Percentage of Mortgage
Mortgage Rates(%)                      Mortgage Loans       Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
10.001 - 11.000                              1                   $482,078                    3.86                %
11.001 - 12.000                              16                 $6,440,998                   51.6
12.001 - 13.000                              11                 $5,559,649                   44.54
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                  100.00               %
==================================================================================================================


                                               INITIAL PERIODIC RATE CAP

Initial Periodic                         Number of              Aggregate           Percentage of Mortgage
Rate Cap(%)                            Mortgage Loans       Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
2.000                                        28                $12,482,726                  100.00               %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                  100.00               %
==================================================================================================================


                                              SUBSEQUENT PERIODIC RATE CAP

Subsequent                               Number of              Aggregate           Percentage of Mortgage
Rate Cap(%)                            Mortgage Loans       Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
2.000                                        28                $12,482,726                  100.00               %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                  100.00               %
==================================================================================================================


                                                 MINIMUM MORTGAGE RATE

Range of Minimum                         Number of              Aggregate           Percentage of Mortgage
Mortgage Rates(%)                      Mortgage Loans       Principal Balance        Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                28                $12,482,726                  100.00               %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                  100.00               %
==================================================================================================================




                                                     LOAN PROGRAMS

                                          Number of             Aggregate          Percentage of Mortgage
Loan Programs                           Mortgage Loans      Principal Balance       Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------
3/1 LIB                                      28                $12,482,726                 100.00               %
-----------------------------------------------------------------------------------------------------------------

Total                                        28                $12,482,726                 100.00               %
==================================================================================================================



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                       16
Aggregate Principal Balance                             $6,561,158
Average Principal                                        $410,072                $297,101 to $520,512
Weighted Average Mortgage Rate                            5.816%                   4.375% to 8.000%
Net Weighted Average Mortgage Rate                        5.566%                   4.125% to 7.750%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    335                       333 to 337
Weighted Average Combined LTV                             68.63%                   30.61% to 90.00%
Weighted Average Gross Margin                             2.750%                   2.750% to 2.750%
Weighted Average Months to Next Adjustment                  11                          9 to 13
Weighted Average Initial Periodic Cap                     1.953%                   1.000% to 2.000%
Weighted Average Subsequent Periodic Cap                  1.953%                   1.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.816%                 10.375% to 14.000%
Weighted Average Minimum Mortgage Rate                    2.750%                   2.750% to 2.750%



                                               CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                   Aggregate       Percentage of Mortgage
Principal Balances ($)                Mortgage Loans            Principal Balance    Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                   1                      $297,101                  4.53            %
$300,000.01 - $350,000.00                   2                      $629,866                  9.60
$350,000.01 - $400,000.00                   3                     $1,093,245                 16.66
$400,000.01 - $450,000.00                   5                     $2,092,132                 31.89
$450,000.01 - $500,000.00                   4                     $1,928,302                 29.39
$500,000.01 - $550,000.00                   1                      $520,512                  7.93
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                                 CURRENT MORTGAGE RATES

                                        Number of                  Aggregate        Percentage of Mortgage
Current Mortgage Rates(%)             Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
4.375                                       1                      $417,741                  6.37            %
5.125                                       1                      $371,277                  5.66
5.250                                       2                      $800,456                  12.20
5.375                                       1                      $309,733                  4.72
5.500                                       1                      $495,637                  7.55
5.875                                       4                     $1,665,170                 25.38
6.000                                       3                     $1,297,217                 19.77
6.125                                       2                      $727,179                  11.08
8.000                                       1                      $476,748                  7.27
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                             MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate        Percentage of Mortgage
Remaining to Maturity                 Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
301 - 360                                   16                    $6,561,158                100.00           %
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================





                                              ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate        Percentage of Mortgage
Loan-to-Value Ratios(%)               Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                3                     $1,252,202                 19.09           %
55.01 - 60.00                               1                      $356,448                  5.43
60.01 - 65.00                               1                      $297,101                  4.53
65.01 - 70.00                               3                     $1,218,046                 18.56
70.01 - 75.00                               2                     $1,002,550                 15.28
75.01 - 80.00                               4                     $1,514,056                 23.08
85.01 - 90.00                               2                      $920,755                  14.03
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                               GEOGRAPHIC DISTRIBUTION

                                        Number of                  Aggregate        Percentage of Mortgage
State                                 Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Arizona                                     2                      $926,045                  14.11           %
California                                  6                     $2,317,652                 35.32
Colorado                                    1                      $473,879                  7.22
Georgia                                     1                      $320,133                  4.88
Idaho                                       1                      $495,637                  7.55
Illinois                                    1                      $402,275                  6.13
New Jersey                                  1                      $476,748                  7.27
Pennsylvania                                1                      $371,277                  5.66
Utah                                        1                      $421,063                  6.42
Virginia                                    1                      $356,448                  5.43
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                                     PROPERTY TYPE

                                        Number of                  Aggregate        Percentage of Mortgage
Property Type                         Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Single Family Residence                     13                    $5,139,475                 78.33           %
Planned Unit Development                    3                     $1,421,683                 21.67
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                                      LOAN PURPOSE

                                        Number of                  Aggregate        Percentage of Mortgage
Loan Purpose                          Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                       15                    $6,040,646                 92.07           %
Refinance (cash-out)                        1                      $520,512                  7.93
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================




                                                      OCCUPANCY

                                        Number of                  Aggregate        Percentage of Mortgage
Occupancy Type                        Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Owner Occupied                              15                    $6,087,279                 92.78           %
Secondary Residence                         1                      $473,879                  7.22
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                               DOCUMENTATION PROGRAM

                                        Number of                  Aggregate        Percentage of Mortgage
Type of Program                       Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Full                                        14                    $5,869,748                 89.46           %
Reduced                                     2                      $691,410                  10.54
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                                   GROSS MARGIN

Range of                                Number of                  Aggregate        Percentage of Mortgage
Gross Margin                          Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
2.001 - 3.000                               16                    $6,561,158                  100            %
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                             NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                  Aggregate        Percentage of Mortgage
Adjustment Date                       Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
February 2005                               2                      $783,612                  11.94           %
March 2005                                  2                      $737,874                  11.25
April 2005                                  4                     $1,856,699                 28.3
May 2005                                    7                     $2,826,525                 43.08
June 2005                                   1                      $356,448                  5.43
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                          MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate        Percentage of Mortgage
Next Adjustment Date                  Mortgage Loans           Principal Balance     Loans in Loan Group 2
(Months)
-------------------------------------------------------------------------------------------------------------
7 - 12                                      15                    $6,204,710                 94.57           %
13 - 18                                     1                      $356,448                  5.43
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================




                                               MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                     Mortgage Loans           Principal Balance     Loans in Loan Group 2
-----------------------------------------------------------------------------------v------------------------
10.001 - 11.000                             1                      $417,741                6.37            %
11.001 - 12.000                             12                    $4,939,490              75.28
12.001 - 13.000                             2                      $727,179               11.08
13.001 - 14.000                             1                      $476,748                7.27
-----------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158              100.00           %
============================================================================================================


                                             INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                           Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
1.000                                       1                      $309,733                  4.72            %
2.000                                       15                    $6,251,425                95.28
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                             SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                           Mortgage Loans           Principal Balance    Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
1.000                                       1                      $309,733                  4.72            %
2.000                                       15                    $6,251,425                95.28
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================

                                                  MINIMUM MORTGAGE RATE

Range of Minimum                        Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                     Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
2.001 - 3.000                               16                    $6,561,158                100.00           %
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================


                                                    LOAN PROGRAMS

                                        Number of                  Aggregate        Percentage of Mortgage
Loan Programs                         Mortgage Loans           Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
3/1 CMT                                     16                    $6,561,158                100.00           %
-------------------------------------------------------------------------------------------------------------

Total                                       16                    $6,561,158                100.00           %
==============================================================================================================



Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                        79
Aggregate Principal Balance                             $31,082,135
Average Principal                                         $393,445                $26,203 to $1,321,582
Weighted Average Mortgage Rate                             6.175%                  4.875% to 7.000%
Net Weighted Average Mortgage Rate                         5.908%                  3.745% to 6.750%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    335                       331 to 336
Weighted Average Combined LTV                              73.96%                  26.09% to 95.00%
Weighted Average Gross Margin                              2.354%                  2.250% to 2.750%
Weighted Average Months to Next Adjustment                   35                        31 to 36
Weighted Average Initial Periodic Cap                      5.000%                  5.000% to 5.000%
Weighted Average Subsequent Periodic Cap                   1.937%                  1.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.170%                  9.485% to 12.000%
Weighted Average Minimum Mortgage Rate                     2.354%                  2.250% to 2.750%




                                                 CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate        Percentage of Mortgage
Principal Balances ($)                      Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                1                       $26,203                  0.08               %
$100,000.01 - $150,000.00                         5                      $639,805                  2.06
$150,000.01 - $200,000.00                         1                      $177,538                  0.57
$250,000.01 - $300,000.00                         2                      $589,312                  1.90
$300,000.01 - $350,000.00                        21                     $6,824,880                 21.96
$350,000.01 - $400,000.00                        25                     $9,489,204                 30.53
$400,000.01 - $450,000.00                         7                     $2,931,467                 9.43
$450,000.01 - $500,000.00                         6                     $2,834,549                 9.12
$500,000.01 - $550,000.00                         1                      $538,104                  1.73
$550,000.01 - $600,000.00                         3                     $1,712,389                 5.51
$600,000.01 - $650,000.00                         5                     $3,117,281                 10.03
$750,000.01 - $1,000,000.00                       1                      $879,821                  2.83
$1,000,000.01 - $1,500,000.00                     1                     $1,321,582                 4.25
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                   CURRENT MORTGAGE RATES

                                              Number of                  Aggregate        Percentage of Mortgage
Current Mortgage Rates(%)                   Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
4.875                                             1                      $369,328                  1.19               %
5.000                                             1                      $479,646                  1.54
5.125                                             3                     $1,269,506                 4.08
5.375                                             1                      $367,050                  1.18
5.500                                             3                     $1,359,140                 4.37
5.625                                             4                     $1,599,662                 5.15
5.750                                             6                     $2,075,869                 6.68
5.875                                             6                     $2,025,678                 6.52
6.000                                             8                     $2,973,356                 9.57
6.125                                             6                     $2,512,803                 8.08
6.250                                            12                     $4,083,184                 13.14
6.375                                             6                     $1,763,655                 5.67
6.500                                             7                     $2,722,696                 8.76
6.625                                             2                     $1,018,232                 3.28
6.750                                             5                     $1,990,298                 6.40
6.875                                             5                     $1,946,751                 6.26
7.000                                             3                     $2,525,280                 8.12
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================




                                                MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate        Percentage of Mortgage
Remaining to Maturity                       Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
301 - 360                                        79                     $31,082,135               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                             Number of                  Aggregate        Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                      4                      $616,300                  1.98               %
50.01 - 55.00                                     3                     $1,039,877                 3.35
55.01 - 60.00                                     5                     $1,912,372                 6.15
60.01 - 65.00                                     3                     $1,262,383                 4.06
65.01 - 70.00                                     6                     $2,600,614                 8.37
70.01 - 75.00                                    14                     $6,838,011                 22.00
75.01 - 80.00                                    40                     $15,644,092                50.33
85.01 - 90.00                                     2                      $663,672                  2.14
90.01 - 95.00                                     2                      $504,814                  1.62
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                   GEOGRAPHIC DISTRIBUTION

                                              Number of                  Aggregate        Percentage of Mortgage
State                                       Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Arizona                                           6                     $1,960,867                 6.31               %
California                                       26                     $10,528,800                33.87
Colorado                                          6                     $2,140,227                 6.89
Florida                                           1                      $412,632                  1.33
Georgia                                           8                     $4,060,663                 13.06
Illinois                                          5                     $1,306,737                 4.20
Massachusetts                                     1                      $417,720                  1.34
Michigan                                          3                     $1,634,205                 5.26
Missouri                                          1                      $121,574                  0.39
Montana                                           1                      $391,177                  1.26
North Carolina                                    1                      $311,826                  1.00
New Jersey                                        2                      $677,937                  2.18
Nevada                                            2                      $988,569                  3.18
New York                                          2                      $735,448                  2.37
Ohio                                              2                      $689,055                  2.22
Oregon                                            2                      $476,504                  1.53
Texas                                             5                     $2,020,543                 6.50
Utah                                              1                      $428,367                  1.38
Virginia                                          2                     $1,021,037                 3.28
Washington                                        2                      $758,247                  2.44
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================




                                                        PROPERTY TYPE

                                              Number of                  Aggregate        Percentage of Mortgage
Property Type                               Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                          55                     $20,391,074                65.60              %
Planned Unit Development                         15                     $7,215,603                 23.21
Low-Rise Condominium                              8                     $2,860,706                 9.20
High-Rise Condominium                             1                      $614,752                  1.98
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                        LOAN PURPOSE

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Purpose                                Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                            58                     $23,631,123                76.03              %
Refinance (cash-out)                             21                     $7,451,012                 23.97
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                        OCCUPANCY

                                              Number of                  Aggregate        Percentage of Mortgage
Occupancy Type                              Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                   77                     $30,236,049                97.28              %
Secondary Residence                               2                      $846,086                  2.72
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                    DOCUMENTATION PROGRAM

                                              Number of                  Aggregate        Percentage of Mortgage
Type of Program                             Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Full                                             68                     $27,465,756                88.37              %
Reduced                                           9                     $2,607,283                 8.39
Streamlined                                       2                     $1,009,096                 3.25
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                        GROSS MARGIN

Range of                                      Number of                  Aggregate        Percentage of Mortgage
Gross Margin                                Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    79                     $31,082,135                 100               %
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================




                                                  NEXT RATE ADJUSTMENT DATE

Next Rate                                     Number of                  Aggregate        Percentage of Mortgage
Adjustment Date                             Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
December 2006                                     1                      $294,344                  0.95               %
January 2007                                      2                      $908,587                  2.92
February 2007                                    11                     $4,564,174                 14.68
March 2007                                       20                     $7,222,126                 23.24
April 2007                                       20                     $6,446,655                 20.74
May 2007                                         25                     $11,646,248                37.47
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                  Number of                  Aggregate        Percentage of Mortgage
Next Adjustment Date (Months)               Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
25 - 31                                           1                      $294,344                  0.95               %
32 - 37                                          78                     $30,787,791                99.05
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                    MAXIMUM MORTGAGE RATE

Range of Maximum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                           Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                    2                      $848,974                  2.73               %
10.001 - 11.000                                  31                     $11,670,261                37.55
11.001 - 12.000                                  46                     $18,562,900                59.72
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                  INITIAL PERIODIC RATE CAP

Initial Periodic                              Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                 Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
5.000                                            79                    $31,082,135               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            79                    $31,082,135               100.00              %
========================================================================================================================




                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                                    Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                 Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
1.000                                             5                     $1,960,333                 6.31               %
2.000                                            74                     $29,121,802                93.69
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                    MINIMUM MORTGAGE RATE

Range of Minimum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                           Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    79                     $31,082,135               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================


                                                       LOAN PROGRAMS

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Programs                               Mortgage Loans           Principal Balance     Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
5/1 LIB                                          79                     $31,082,135               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            79                     $31,082,135               100.00              %
========================================================================================================================



Summary of Mortgage Loans in Group 4
(As of Reference Date)

Total Number of Loans                                       30
Aggregate Principal Balance                             $12,333,409
Average Principal                                        $411,114                $319,003 to $644,115
Weighted Average Mortgage Rate                            6.006%                   4.875% to 6.875%
Net Weighted Average Mortgage Rate                        5.734%                   3.745% to 6.625%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    334                       331 to 336
Weighted Average Combined LTV                             72.17%                   47.41% to 80.00%
Weighted Average Gross Margin                             2.737%                   2.250% to 2.750%
Weighted Average Months to Next Adjustment                  34                         30 to 36
Weighted Average Initial Periodic Cap                     4.652%                   2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                  2.385%                   1.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.006%                 10.000% to 11.875%
Weighted Average Minimum Mortgage Rate                    2.737%                   2.250% to 2.750%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate        Percentage of Mortgage
Principal Balances ($)                      Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                         8                      $2,642,748                21.43              %
$350,000.01 - $400,000.00                         9                      $3,309,947                26.84
$400,000.01 - $450,000.00                         4                      $1,721,596                13.96
$450,000.01 - $500,000.00                         5                      $2,338,781                18.96
$500,000.01 - $550,000.00                         1                       $537,445                 4.36
$550,000.01 - $600,000.00                         2                      $1,138,778                9.23
$600,000.01 - $650,000.00                         1                       $644,115                 5.22
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                   CURRENT MORTGAGE RATES

                                              Number of                  Aggregate        Percentage of Mortgage
Current Mortgage Rates(%)                   Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
5.000                                             1                       $337,538                 2.74               %
5.250                                             2                       $893,375                 7.24
5.500                                             4                      $1,895,284                15.37
5.625                                             1                       $466,997                 3.79
5.750                                             1                       $381,030                 3.09
5.875                                             2                       $943,252                 7.65
6.000                                             2                       $786,345                 6.38
6.125                                             3                      $1,263,470                10.24
6.250                                             5                      $2,122,702                17.21
6.375                                             3                      $1,200,069                9.73
6.500                                             3                      $1,023,583                8.30
6.625                                             1                       $326,370                 2.65
6.750                                             1                       $369,514                 3.00
6.875                                             1                       $323,881                 2.63
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate        Percentage of Mortgage
Remaining to Maturity                       Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
301 - 360                                        30                     $12,333,409               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================




                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                             Number of                  Aggregate        Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                      1                       $369,934                 3.00               %
50.01 - 55.00                                     2                       $826,349                 6.70
55.01 - 60.00                                     1                       $537,445                 4.36
60.01 - 65.00                                     1                       $475,895                 3.86
65.01 - 70.00                                     5                      $2,098,993                17.02
70.01 - 75.00                                     4                      $1,822,088                14.77
75.01 - 80.00                                    16                      $6,202,705                50.29
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                              Number of                  Aggregate        Percentage of Mortgage
State                                       Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Arizona                                           2                       $746,754                 6.05               %
California                                        7                      $2,685,053                21.77
Colorado                                          4                      $1,896,784                15.38
Florida                                           3                      $1,084,753                8.80
Kansas                                            1                       $466,997                 3.79
Michigan                                          1                       $537,445                 4.36
Minnesota                                         1                       $584,193                 4.74
Nebraska                                          1                       $454,015                 3.68
New Mexico                                        1                       $331,585                 2.69
Tennessee                                         1                       $355,931                 2.89
Texas                                             2                       $721,937                 5.85
Virginia                                          3                      $1,345,592                10.91
Washington                                        3                      $1,122,369                9.10
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                        PROPERTY TYPE

                                              Number of                  Aggregate        Percentage of Mortgage
Property Type                               Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                          19                      $7,891,639                63.99              %
Planned Unit Development                         11                      $4,441,770                36.01
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================




                                                        LOAN PURPOSE

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Purpose                                Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                            26                     $10,682,685                86.62              %
Refinance (cash-out)                              4                      $1,650,723                13.38
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                        OCCUPANCY

                                              Number of                  Aggregate        Percentage of Mortgage
Occupancy Type                              Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                   30                     $12,333,409               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                              Number of                  Aggregate        Percentage of Mortgage
Type of Program                             Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Full                                             30                     $12,333,409               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                        GROSS MARGIN

Range of                                      Number of                  Aggregate        Percentage of Mortgage
Gross Margin                                Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    30                     $12,333,409                 100               %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                                     Number of                  Aggregate        Percentage of Mortgage
Adjustment Date                             Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
November 2006                                     1                       $329,390                 2.67               %
January 2007                                      1                       $337,538                 2.74
February 2007                                     6                      $2,154,583                17.47
March 2007                                        6                      $2,546,630                20.65
April 2007                                       12                      $5,422,044                43.96
May 2007                                          4                      $1,543,225                12.51
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================




                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                  Number of                  Aggregate        Percentage of Mortgage
Next Adjustment Date (Months)               Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
25 - 31                                           1                       $329,390                 2.67               %
32 - 37                                          29                     $12,004,019                97.33
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                           Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                    1                       $337,538                 2.74               %
10.001 - 11.000                                  12                      $5,366,283                43.51
11.001 - 12.000                                  17                      $6,629,588                53.75
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                              Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                 Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
2.000                                             3                      $1,431,576                11.61              %
5.000                                            27                     $10,901,833                88.39
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                                    Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                 Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
1.000                                             1                       $337,538                 2.74               %
2.000                                            25                     $10,301,290                83.52
5.000                                             4                      $1,694,581                13.74
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                           Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    30                     $12,333,409               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================




                                                       LOAN PROGRAMS

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Programs                               Mortgage Loans           Principal Balance     Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
5/1 CMT                                          30                     $12,333,409               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            30                     $12,333,409               100.00              %
=======================================================================================================================



Summary of Mortgage Loans in Group 5
(As of Reference Date)

Total Number of Loans                                       45
Aggregate Principal Balance                             $19,734,624
Average Principal                                        $438,547                $200,933 to $975,967
Weighted Average Mortgage Rate                            6.346%                   5.500% to 7.000%
Net Weighted Average Mortgage Rate                        5.952%                   5.220% to 6.595%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    333                       330 to 334
Weighted Average Combined LTV                             66.90%                   33.68% to 90.00%
Weighted Average Gross Margin                             2.750%                   2.750% to 2.750%
Weighted Average Months to Next Adjustment                  57                         54 to 58
Weighted Average Initial Periodic Cap                     5.000%                   5.000% to 5.000%
Weighted Average Subsequent Periodic Cap                  2.000%                   2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.346%                 10.500% to 12.000%
Weighted Average Minimum Mortgage Rate                    2.750%                   2.750% to 2.750%



                                                CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate        Percentage of Mortgage
Principal Balances ($)                     Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00                         1                      $200,933                  1.02               %
$250,000.01 - $300,000.00                         2                      $593,846                  3.01
$300,000.01 - $350,000.00                        10                     $3,281,592                 16.63
$350,000.01 - $400,000.00                        14                     $5,223,713                 26.47
$400,000.01 - $450,000.00                         4                     $1,719,477                 8.71
$450,000.01 - $500,000.00                         4                     $1,940,922                 9.84
$500,000.01 - $550,000.00                         2                     $1,051,394                 5.33
$550,000.01 - $600,000.00                         2                     $1,191,297                 6.04
$600,000.01 - $650,000.00                         2                     $1,242,747                 6.30
$650,000.01 - $700,000.00                         2                     $1,338,486                 6.78
$750,000.01 - $1,000,000.00                       2                     $1,950,217                 9.88
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                              Number of                  Aggregate        Percentage of Mortgage
Current Mortgage Rates(%)                  Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
5.500                                             1                      $387,447                  1.96               %
5.625                                             2                      $913,013                  4.63
5.750                                             3                     $1,438,294                 7.29
5.875                                             3                     $1,303,655                 6.61
6.000                                             4                     $1,784,616                 9.04
6.250                                             3                     $1,050,020                 5.32
6.375                                             7                     $3,492,687                 17.70
6.500                                             5                     $2,400,364                 12.16
6.625                                             8                     $2,954,258                 14.97
6.750                                             4                     $2,266,152                 11.48
6.875                                             4                     $1,352,359                 6.85
7.000                                             1                      $391,760                  1.99
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate        Percentage of Mortgage
Remaining to Maturity                      Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
301 - 360                                        45                     $19,734,624               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================




                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                             Number of                  Aggregate        Percentage of Mortgage
Loan-to-Value Ratios(%)                    Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                      5                     $2,725,651                 13.81              %
50.01 - 55.00                                     3                     $1,246,628                 6.32
55.01 - 60.00                                     4                     $1,567,330                 7.94
60.01 - 65.00                                     7                     $3,061,677                 15.51
65.01 - 70.00                                     4                     $1,549,663                 7.85
70.01 - 75.00                                     7                     $3,096,962                 15.69
75.01 - 80.00                                    11                     $4,853,335                 24.59
85.01 - 90.00                                     4                     $1,633,377                 8.28
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                              Number of                  Aggregate        Percentage of Mortgage
State                                      Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
California                                       22                     $9,468,206                 47.98              %
Georgia                                           3                     $1,276,796                 6.47
Illinois                                          1                      $508,797                  2.58
Kentucky                                          1                      $355,278                  1.80
Michigan                                          2                      $738,593                  3.74
Minnesota                                         3                     $1,723,499                 8.73
New Jersey                                        2                     $1,036,311                 5.25
Nevada                                            1                      $315,709                  1.60
New York                                          4                     $1,902,227                 9.64
Texas                                             1                      $352,571                  1.79
Virginia                                          5                     $2,056,638                 10.42
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                       PROPERTY TYPE

                                              Number of                  Aggregate        Percentage of Mortgage
Property Type                              Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                          37                     $15,813,852                80.13              %
Planned Unit Development                          3                     $1,631,583                 8.27
Low-Rise Condominium                              3                     $1,372,059                 6.95
High-Rise Condominium                             2                      $917,130                  4.65
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================




                                                       LOAN PURPOSE

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Purpose                               Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                            34                     $15,239,800                77.22              %
Refinance (cash-out)                             11                     $4,494,824                 22.78
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================

                                                         OCCUPANCY

                                              Number of                  Aggregate        Percentage of Mortgage
Occupancy Type                             Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                   44                     $19,418,915                98.40              %
Secondary Residence                               1                      $315,709                  1.60
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                              Number of                  Aggregate        Percentage of Mortgage
Type of Program                            Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Full                                             33                     $14,796,982                74.98              %
Reduced                                          12                     $4,937,642                 25.02
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                        GROSS MARGIN

Range of                                      Number of                  Aggregate        Percentage of Mortgage
Gross Margin                               Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    45                     $19,734,624                 100               %
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                                     Number of                  Aggregate        Percentage of Mortgage
Adjustment Date                            Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
November 2008                                     1                      $340,653                  1.73               %
January 2009                                      5                     $2,087,785                 10.58
February 2009                                    13                     $5,414,907                 27.44
March 2009                                       26                     $11,891,279                60.26
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================




                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                  Number of                  Aggregate        Percentage of Mortgage
Next Adjustment Date (Months)              Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
50 - 55                                           1                      $340,653                  1.73               %
56 - 61                                          44                     $19,393,971                98.27
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                          Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
10.001 - 11.000                                  13                     $5,827,025                 29.53              %
11.001 - 12.000                                  32                     $13,907,599                70.47
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                              Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
5.000                                            45                     $19,734,624               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                                    Number of                  Aggregate        Percentage of Mortgage
Rate Cap(%)                                Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.000                                            45                     $19,734,624               100.00              %
----------------------------------------------------------------------------------------------------------------------

Total                                            45                     $19,734,624               100.00              %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                              Number of                  Aggregate        Percentage of Mortgage
Mortgage Rates(%)                          Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                    45                     $19,734,624               100.00              %
----------------------------------------------------------------------------------------------------------------------

               Total                             45                     $19,734,624               100.00              %
========================================================================================================================




                                                        LOAN PROGRAMS

                                              Number of                  Aggregate        Percentage of Mortgage
Loan Programs                              Mortgage Loans            Principal Balance     Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
7/1 CMT                                          45                     $19,734,624               100.00              %
----------------------------------------------------------------------------------------------------------------------

               Total                             45                     $19,734,624               100.00              %
========================================================================================================================


                                  EXHIBIT 2


         THE                                                                                          Distribution Date: 5/19/04
       BANK OF
         NEW
        YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew
            212-815-3236                                   CHL Mortgage Pass-Through Trust
Associate:  AnnMarie Cassano
            212-815-8318                                           Series 2002-HYB1

                                                      Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Certificate                         Pass
                                     Class          Rate          Beginning         Through         Principal         Interest
      Class           Cusip       Description       Type           Balance         Rate (%)        Distribution     Distribution
-----------------------------------------------------------------------------------------------------------------------------------

       1A1          12669CYX2       Senior       Var-30/360       11,166,000.44         5.355432        736,335.11       49,825.29
       2A1          12669CYY0       Senior       Var-30/360        5,821,245.54         5.122050          8,645.97       24,847.26
       3A1          12669CZJ2       Senior       Var-30/360       22,106,798.93         5.534023      2,632,038.20      101,699.64
       3A2          12669CYZ7       Senior       Var-30/360        6,267,166.96         5.346023        746,169.67       27,851.89
       4A1          12669CZA1       Senior       Var-30/360       10,787,107.68         5.302033        523,012.05       47,547.37
       5A1          12669CZB9       Senior       Var-30/360        4,475,797.38         5.946426        247,566.34       22,179.17
       5A2          12669CZC7       Senior       Var-30/360                0.00         5.264975              0.00            0.00
       5A3          12669CZD5       Senior       Var-30/360       11,836,156.65         5.264975        654,684.24       51,930.90
       1X           12669CZE3      Strip IO      Var-30/360       88,009,332.19         0.436432              0.00       31,967.52
       AR           12669CC40       Senior       Fix-30/360                0.00         0.000000              0.00            0.00

-----------------------------------------------------------------------------------------------------------------------------------

       M            12669CZF0       Junior       Var-30/360        5,980,203.89         5.419246        102,623.03       26,970.86
       B1           12669CZG8       Junior       Var-30/360        3,827,301.36         5.419246         65,678.24       17,261.22
       B2           12669CZH6       Junior       Var-30/360        2,870,293.94         5.419246         49,255.56       12,945.09
       B3           12669CZK9       Junior       Var-30/360          957,007.42         5.419246         16,422.69        4,316.13
       B4           12669CZL7       Junior       Var-30/360          478,503.71         5.419246          8,211.34        2,158.06
       B5           12669CZM5       Junior       Var-30/360        1,435,748.65         5.419246         24,638.10        6,475.26

===================================================================================================================================

     Totals                                                       88,009,332.55                       5,815,280.54      427,975.66

===================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------
                                                 Certificate                      Current                       Cumulative
                                     Class          Rate           Total         Realized        Ending          Realized
      Class           Cusip       Description       Type        Distribution      Losses         Balance          Losses
-----------------------------------------------------------------------------------------------------------------------------

       1A1          12669CYX2       Senior       Var-30/360         786,160.41           0.00    10,429,665.33          0.00
       2A1          12669CYY0       Senior       Var-30/360          33,493.23           0.00     5,812,599.57          0.00
       3A1          12669CZJ2       Senior       Var-30/360       2,733,737.84           0.00    19,474,760.73          0.00
       3A2          12669CYZ7       Senior       Var-30/360         774,021.56           0.00     5,520,997.29          0.00
       4A1          12669CZA1       Senior       Var-30/360         570,559.42           0.00    10,264,095.63          0.00
       5A1          12669CZB9       Senior       Var-30/360         269,745.51           0.00     4,228,231.03          0.00
       5A2          12669CZC7       Senior       Var-30/360               0.00           0.00             0.00          0.00
       5A3          12669CZD5       Senior       Var-30/360         706,615.14           0.00    11,181,472.40          0.00
       1X           12669CZE3      Strip IO      Var-30/360          31,967.52           0.00    82,194,051.64          0.00
       AR           12669CC40       Senior       Fix-30/360               0.00           0.00             0.00          0.00

-----------------------------------------------------------------------------------------------------------------------------

       M            12669CZF0       Junior       Var-30/360         129,593.90           0.00     5,877,580.86          0.00
       B1           12669CZG8       Junior       Var-30/360          82,939.46           0.00     3,761,623.12          0.00
       B2           12669CZH6       Junior       Var-30/360          62,200.65           0.00     2,821,038.38          0.00
       B3           12669CZK9       Junior       Var-30/360          20,738.81           0.00       940,584.73          0.00
       B4           12669CZL7       Junior       Var-30/360          10,369.41           0.00       470,292.37          0.00
       B5           12669CZM5       Junior       Var-30/360          31,113.36           0.00     1,411,110.54          0.00

=============================================================================================================================

     Totals                                                       6,243,256.22           0.00    82,194,051.98          0.00

=============================================================================================================================



         THE                                                                                        Distribution Date: 5/19/04
       BANK OF
         NEW
        YORK
101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                               CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                       Series 2002-HYB1

                                                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                    Original          Beginning         Scheduled                     Unscheduled          Net
                                  Certificate        Certificate        Principal       Accretion      Principal        Principal
    Class        Cusip              Balance            Balance         Distribution     Principal     Adjustments     Distribution
-----------------------------------------------------------------------------------------------------------------------------------

  1A1          12669CYX2          81,822,000.00     11,166,000.44        736,335.11         0.00          0.00       736,335.11
  2A1          12669CYY0          29,217,000.00      5,821,245.54          8,645.97         0.00          0.00         8,645.97
  3A1          12669CZJ2         200,000,000.00     22,106,798.93      2,632,038.20         0.00          0.00     2,632,038.20
  3A2          12669CYZ7          56,699,000.00      6,267,166.96        746,169.67         0.00          0.00       746,169.67
  4A1          12669CZA1          85,570,000.00     10,787,107.68        523,012.05         0.00          0.00       523,012.05
  5A1          12669CZB9          50,000,000.00      4,475,797.38        247,566.34         0.00          0.00       247,566.34
  5A2          12669CZC7         101,528,000.00              0.00              0.00         0.00          0.00             0.00
  5A3          12669CZD5          30,696,000.00     11,836,156.65        654,684.24         0.00          0.00       654,684.24
  1X           12669CZE3         656,881,426.00     88,009,332.19              0.00         0.00          0.00             0.00
  AR           12669CC40                 100.00              0.00              0.00         0.00          0.00             0.00

===================================================================================================================================

  M            12669CZF0           8,211,000.00      5,980,203.89        102,623.03         0.00          0.00       102,623.03
  B1           12669CZG8           5,255,000.00      3,827,301.36         65,678.24         0.00          0.00        65,678.24
  B2           12669CZH6           3,941,000.00      2,870,293.94         49,255.56         0.00          0.00        49,255.56
  B3           12669CZK9           1,314,000.00        957,007.42         16,422.69         0.00          0.00        16,422.69
  B4           12669CZL7             657,000.00        478,503.71          8,211.34         0.00          0.00         8,211.34
  B5           12669CZM5           1,971,326.12      1,435,748.65         24,638.10         0.00          0.00        24,638.10
-----------------------------------------------------------------------------------------------------------------------------------

  Totals                         656,881,426.12     88,009,332.55      5,815,280.54         0.00          0.00     5,815,280.54

-----------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------
                                Current           Ending               Ending
                                Realized        Certificate         Certificate
      Class         Cusip        Losses           Balance              Factor
---------------------------------------------------------------------------------

  1A1          12669CYX2           0.00        10,429,665.33       0.12746773884
  2A1          12669CYY0           0.00         5,812,599.57       0.19894580455
  3A1          12669CZJ2           0.00        19,474,760.73       0.09737380366
  3A2          12669CYZ7           0.00         5,520,997.29       0.09737380366
  4A1          12669CZA1           0.00        10,264,095.63       0.11994969767
  5A1          12669CZB9           0.00         4,228,231.03       0.08456462068
  5A2          12669CZC7           0.00                 0.00       0.00000000000
  5A3          12669CZD5           0.00        11,181,472.40       0.36426480339
  1X           12669CZE3           0.00        82,194,051.64       0.12512768422
  AR           12669CC40           0.00                 0.00       0.00000000000

=================================================================================

  M            12669CZF0           0.00         5,877,580.86       0.71581791015
  B1           12669CZG8           0.00         3,761,623.12       0.71581791015
  B2           12669CZH6           0.00         2,821,038.38       0.71581791015
  B3           12669CZK9           0.00           940,584.73       0.71581791015
  B4           12669CZL7           0.00           470,292.37       0.71581791015
  B5           12669CZM5           0.00         1,411,110.54       0.71581791015
---------------------------------------------------------------------------------

  Totals                           0.00        82,194,051.98

---------------------------------------------------------------------------------


         THE                                                                                    Distribution Date: 5/19/04
       BANK OF
         NEW
        YORK
101 Barclay St., 8W
New York, NY 10286
                                                    Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                             CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                     Series 2002-HYB1

                                                       Interest Distribution Detail

--------------------------------------------------------------------------------------------------------------------------
                     Beginning            Pass                 Accrued               Cumulative                    Total
                    Certificate         Through                Optimal                 Unpaid      Deferred      Interest
     Class            Balance           Rate (%)               Interest               Interest     Interest         Due
--------------------------------------------------------------------------------------------------------------------------

      1A1          11,166,000.44           5.355432              49,832.29            0.00        0.00        49,832.29
      2A1           5,821,245.54           5.122050              24,847.26            0.00        0.00        24,847.26
      3A1          22,106,798.93           5.534023             101,949.61            0.00        0.00       101,949.61
      3A2           6,267,166.96           5.346023              27,920.35            0.00        0.00        27,920.35
      4A1          10,787,107.68           5.302033              47,661.34            0.00        0.00        47,661.34
      5A1           4,475,797.38           5.946426              22,179.17            0.00        0.00        22,179.17
      5A2                   0.00           5.264975                   0.00            0.00        0.00             0.00
      5A3          11,836,156.65           5.264975              51,930.90            0.00        0.00        51,930.90
       1X          88,009,332.19           0.436432              32,008.41            0.00        0.00        32,008.41
       AR                   0.00           0.000000                   0.00            0.00        0.00             0.00

==========================================================================================================================

       M            5,980,203.89           5.419246              27,006.83            0.00        0.00        27,006.83
       B1           3,827,301.36           5.419246              17,284.24            0.00        0.00        17,284.24
       B2           2,870,293.94           5.419246              12,962.36            0.00        0.00        12,962.36
       B3             957,007.42           5.419246               4,321.88            0.00        0.00         4,321.88
       B4             478,503.71           5.419246               2,160.94            0.00        0.00         2,160.94
       B5           1,435,748.65           5.419246               6,483.90            0.00        0.00         6,483.90

--------------------------------------------------------------------------------------------------------------------------

     Totals        88,009,332.55                                428,549.48            0.00        0.00       428,549.48

--------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------
                          Net            Unscheduled
                       Prepayment          Interest             Interest
     Class           Int Shortfall        Adjustment              Paid
-------------------------------------------------------------------------

      1A1                 7.00                0.00             49,825.29
      2A1                 0.00                0.00             24,847.26
      3A1               249.96                0.00            101,699.64
      3A2                68.46                0.00             27,851.89
      4A1               113.97                0.00             47,547.37
      5A1                 0.00                0.00             22,179.17
      5A2                 0.00                0.00                  0.00
      5A3                 0.00                0.00             51,930.90
       1X                40.89                0.00             31,967.52
       AR                 0.00                0.00                  0.00

=========================================================================

       M                 35.97                0.00             26,970.86
       B1                23.02                0.00             17,261.22
       B2                17.26                0.00             12,945.09
       B3                 5.76                0.00              4,316.13
       B4                 2.88                0.00              2,158.06
       B5                 8.64                0.00              6,475.26

-------------------------------------------------------------------------

     Totals             573.81                0.00            427,975.66

-------------------------------------------------------------------------


         THE                                                                                          Distribution Date: 5/19/04
       BANK OF
         NEW
        YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

                                                             Current Payment Information
                                                                   Factors per $1,000

---------------------------------------------------------------------------------------------------------------------------------
                                           Original             Beginning Cert.
                                         Certificate                Notional               Principal               Interest
      Class           Cusip                Balance                  Balance               Distribution           Distribution
---------------------------------------------------------------------------------------------------------------------------------

       1A1          12669CYX2              81,822,000.00           136.466970281             8.999231437            0.608947405
       2A1          12669CYY0              29,217,000.00           199.241727136             0.295922587            0.850438413
       3A1          12669CZJ2             200,000,000.00           110.533994638            13.160190976            0.508498222
       3A2          12669CYZ7              56,699,000.00           110.533994637            13.160190976            0.491223688
       4A1          12669CZA1              85,570,000.00           126.061793653             6.112095980            0.555654615
       5A1          12669CZB9              50,000,000.00            89.515947530             4.951326851            0.443583335
       5A2          12669CZC7             101,528,000.00             0.000000000             0.000000000            0.000000000
       5A3          12669CZD5              30,696,000.00           385.592801878            21.327998485            1.691780545
        1X          12669CZE3             656,881,426.00           133.980546118             0.000000000            0.048665585
        AR          12669CC40                     100.00             0.000000000             0.000000000            0.000000000

---------------------------------------------------------------------------------------------------------------------------------

        M           12669CZF0               8,211,000.00           728.316148424            12.498238277            3.284723094
        B1          12669CZG8               5,255,000.00           728.316148424            12.498238277            3.284723094
        B2          12669CZH6               3,941,000.00           728.316148424            12.498238277            3.284723094
        B3          12669CZK9               1,314,000.00           728.316148424            12.498238277            3.284723094
        B4          12669CZL7                 657,000.00           728.316148424            12.498238277            3.284723094
        B5          12669CZM5               1,971,326.12           728.316148424            12.498238277            3.284723094

=================================================================================================================================

Totals                                    656,881,426.12           133.980546641             8.852861885            0.651526505

---------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------
                                       Ending Cert.              Pass
                                         Notional              Through
      Class           Cusip              Balance               Rate (%)
----------------------------------------------------------------------------

       1A1          12669CYX2           127.467738844             5.355432
       2A1          12669CYY0           198.945804549             5.122050
       3A1          12669CZJ2            97.373803663             5.534023
       3A2          12669CYZ7            97.373803661             5.346023
       4A1          12669CZA1           119.949697672             5.302033
       5A1          12669CZB9            84.564620679             5.946426
       5A2          12669CZC7             0.000000000             5.264975
       5A3          12669CZD5           364.264803394             5.264975
        1X          12669CZE3           125.127684216             0.436432
        AR          12669CC40             0.000000000             0.000000

----------------------------------------------------------------------------

        M           12669CZF0           715.817910148             5.419246
        B1          12669CZG8           715.817910148             5.419246
        B2          12669CZH6           715.817910148             5.419246
        B3          12669CZK9           715.817910148             5.419246
        B4          12669CZL7           715.817910148             5.419246
        B5          12669CZM5           715.817910148             5.419246

===========================================================================

Totals                                  125.127684711

---------------------------------------------------------------------------



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1


Pool Level Data

Distribution Date                                                                                                       5/19/04
Cut-off Date                                                                                                            5/ 1/02
Determination Date                                                                                                      5/ 1/04
Accrual Period 30/360                                Begin                                                              4/ 1/04
                                                     End                                                                5/ 1/04
Number of Days in 30/360 Accrual Period                                                                                      30


-------------------------------------------------------------------------
                        Collateral Information
-------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                              84,570,854.58

Beginning Aggregate Pool Stated Principal Balance                                                                 13,249,856.52
Ending Aggregate Pool Stated Principal Balance                                                                    12,482,725.80

Beginning Aggregate Loan Count                                                                                               30
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               2
Ending Aggregate Loan Count                                                                                                  28

Beginning Weighted Average Loan Rate (WAC)                                                                            6.028871%
Ending Weighted Average Loan Rate (WAC)                                                                               6.011739%

Beginning Net Weighted Average Loan Rate                                                                              5.769871%
Ending Net Weighted Average Loan Rate                                                                                 5.752739%

Weighted Average Maturity (WAM) (Months)                                                                                    335

Servicer Advances                                                                                                      2,484.41

Aggregate Pool Prepayment                                                                                            751,026.25
Pool Prepayment Rate                                                                                                50.3959 CPR


Group 2
-------
Cut-Off Date Balance                                                                                              30,198,422.61

Beginning Aggregate Pool Stated Principal Balance                                                                  6,570,290.49
Ending Aggregate Pool Stated Principal Balance                                                                     6,561,158.16

Beginning Aggregate Loan Count                                                                                               16



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               0
Ending Aggregate Loan Count                                                                                                  16

Beginning Weighted Average Loan Rate (WAC)                                                                            5.815512%
Ending Weighted Average Loan Rate (WAC)                                                                               5.815704%

Beginning Net Weighted Average Loan Rate                                                                              5.556512%
Ending Net Weighted Average Loan Rate                                                                                 5.556704%

Weighted Average Maturity (WAM) (Months)                                                                                    335

Servicer Advances                                                                                                      3,566.10

Aggregate Pool Prepayment                                                                                              1,200.13
Pool Prepayment Rate                                                                                                 0.2192 CPR


Group 3
-------

Cut-Off Date Balance                                                                                             265,322,053.86

Beginning Aggregate Pool Stated Principal Balance                                                                 34,621,619.93
Ending Aggregate Pool Stated Principal Balance                                                                    31,082,135.28

Beginning Aggregate Loan Count                                                                                               87
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               8
Ending Aggregate Loan Count                                                                                                  79

Beginning Weighted Average Loan Rate (WAC)                                                                            6.178707%
Ending Weighted Average Loan Rate (WAC)                                                                               6.174648%

Beginning Net Weighted Average Loan Rate                                                                              5.903978%
Ending Net Weighted Average Loan Rate                                                                                 5.898963%

Weighted Average Maturity (WAM) (Months)                                                                                    335

Servicer Advances                                                                                                      7,376.76

Aggregate Pool Prepayment                                                                                          3,504,082.74
Pool Prepayment Rate                                                                                                72.2481 CPR



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Group 4
-------

Cut-Off Date Balance                                                                                               88,444,510.08

Beginning Aggregate Pool Stated Principal Balance                                                                  12,879,168.04
Ending Aggregate Pool Stated Principal Balance                                                                     12,333,408.63

Beginning Aggregate Loan Count                                                                                                32
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                2
Ending Aggregate Loan Count                                                                                                   30

Beginning Weighted Average Loan Rate (WAC)                                                                             6.020986%
Ending Weighted Average Loan Rate (WAC)                                                                                6.005792%

Beginning Net Weighted Average Loan Rate                                                                               5.735944%
Ending Net Weighted Average Loan Rate                                                                                  5.725319%

Weighted Average Maturity (WAM) (Months)                                                                                     334

Servicer Advances                                                                                                           0.00

Aggregate Pool Prepayment                                                                                             531,368.57
Pool Prepayment Rate                                                                                                 39.7204 CPR


Group 5
-------

Cut-Off Date Balance                                                                                              188,345,584.99

Beginning Aggregate Pool Stated Principal Balance                                                                  20,688,397.21
Ending Aggregate Pool Stated Principal Balance                                                                     19,734,623.77

Beginning Aggregate Loan Count                                                                                                47
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                2
Ending Aggregate Loan Count                                                                                                   45

Beginning Weighted Average Loan Rate (WAC)                                                                             6.350253%
Ending Weighted Average Loan Rate (WAC)                                                                                6.346341%

Beginning Net Weighted Average Loan Rate                                                                               5.946426%
Ending Net Weighted Average Loan Rate                                                                                  5.942993%

Weighted Average Maturity (WAM) (Months)                                                                                     333

Servicer Advances                                                                                                       2,302.62



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                               CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                       Series 2002-HYB1

Group 5
-------

Aggregate Pool Prepayment                                                                                             933,307.97
Pool Prepayment Rate                                                                                                 42.5643 CPR



----------------------------------------------------------------------------
                               Certificate Information
----------------------------------------------------------------------------

Group 1
Senior Percentage                                                                                                 92.1363070062%
Senior Prepayment Percentage                                                                                      96.0681535031%

Subordinate Percentage                                                                                             7.8636929938%
Subordinate Prepayment Percentage                                                                                  3.9318464969%

Group 2
-------
Senior Percentage                                                                                                 94.2997577549%
Senior Prepayment Percentage                                                                                      97.1498788775%

Subordinate Percentage                                                                                             5.7002422451%
Subordinate Prepayment Percentage                                                                                  2.8501211225%

Group 3
-------
Senior Percentage                                                                                                 90.9772361128%
Senior Prepayment Percentage                                                                                      95.4886180564%

Subordinate Percentage                                                                                             9.0227638872%
Subordinate Prepayment Percentage                                                                                  4.5113819436%

Group 4
-------
Senior Percentage                                                                                                 91.8781230641%
Senior Prepayment Percentage                                                                                      95.9390615321%

Subordinate Percentage                                                                                             8.1218769359%
Subordinate Prepayment Percentage                                                                                  4.0609384679%



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Group 5
-------

Senior Percentage                                                                                                 89.4229525308%
Senior Prepayment Percentage                                                                                      94.7114762654%

Subordinate Percentage                                                                                            10.5770474692%
Subordinate Prepayment Percentage                                                                                  5.2885237346%


Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  6,254,106.77
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00

Total Deposits                                                                                                      6,254,106.77


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        10,714.91
Payment of Sub Servicer Fees                                                                                              135.61
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                    135.61
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                   6,243,256.21

Total Withdrawals                                                                                                   6,254,242.34

Ending Balance                                                                                                              0.03


Master Servicing Fees Paid                                                                                             10,714.91

Total Fees                                                                                                             10,714.91



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

------------------------------------------------------------------------------
                           Delinquency Information
------------------------------------------------------------------------------
Group 1
-------

Delinquency                                               30-59 Days            60-89 Days           90+ Days             Totals

Scheduled Principal Balance                                    0.00             378,850.08               0.00         378,850.08
Percentage of Total Pool Balance                          0.000000%              3.034995%          0.000000%          3.034995%
Number of Loans                                                   0                      1                  0                  1
Percentage of Total Loans                                 0.000000%              3.571429%          0.000000%          3.571429%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Bankruptcy

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 2
-------


        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1


Delinquency                                              30-59 Days             60-89 Days           90+ Days             Totals
-----------                                              ----------             ----------           --------             ------
Scheduled Principal Balance                                    0.00                   0.00               0.00               0.00
Percentage of Total Pool Balance                          0.000000%              0.000000%          0.000000%          0.000000%
Number of Loans                                                   0                      0                  0                  0
Percentage of Total Loans                                 0.000000%              0.000000%          0.000000%          0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
---

Scheduled Principal Balance                                                                                           476,747.95
Percentage of Total Pool Balance                                                                                       7.266216%
Number of Loans                                                                                                                1
Percentage of Total Loans                                                                                              6.250000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 3

Delinquency                                              30-59 Days             60-89 Days           90+ Days             Totals
-----------                                              ----------             ----------           --------             ------

Scheduled Principal Balance                                    0.00                   0.00               0.00               0.00
Percentage of Total Pool Balance                          0.000000%              0.000000%          0.000000%          0.000000%
Number of Loans                                                   0                      0                  0                  0
Percentage of Total Loans                                 0.000000%              0.000000%          0.000000%          0.000000%



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Foreclosure
-----------
Scheduled Principal Balance                                                                                           606,169.83
Percentage of Total Pool Balance                                                                                       1.950219%
Number of Loans                                                                                                                2
Percentage of Total Loans                                                                                              2.531646%

Bankruptcy

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
---
Scheduled Principal Balance                                                                                           560,588.77
Percentage of Total Pool Balance                                                                                       1.803572%
Number of Loans                                                                                                                1
Percentage of Total Loans                                                                                              1.265823%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 4
-------

Delinquency                                              30-59 Days             60-89 Days           90+ Days             Totals
-----------                                              ----------             ----------           --------             ------

Scheduled Principal Balance                                    0.00                   0.00               0.00               0.00
Percentage of Total Pool Balance                          0.000000%              0.000000%          0.000000%          0.000000%
Number of Loans                                                   0                      0                  0                  0
Percentage of Total Loans                                 0.000000%              0.000000%          0.000000%          0.000000%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Bankruptcy
----------
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 5

Delinquency                                              30-59 Days             60-89 Days            90+ Days            Totals
-----------                                              ----------             ----------            --------            ------

Scheduled Principal Balance                                    0.00                   0.00          340,652.62        340,652.62
Percentage of Total Pool Balance                          0.000000%              0.000000%           1.726167%         1.726167%
Number of Loans                                                   0                      0                   1                 1
Percentage of Total Loans                                 0.000000%              0.000000%           2.222222%         2.222222%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

REO
---
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00


----------------------------------------------------------------------------
               Subordination/Credit Enhancement Information
----------------------------------------------------------------------------

Protection                                                                                                Original        Current
Bankruptcy Loss                                                                                         676,425.00       541,140.
Bankruptcy Percentage                                                                                    0.102975%      0.658369%
Credit/Fraud Loss                                                                                    65,688,145.00       814,390.
Credit/Fraud Loss Percentage                                                                            10.000000%      0.990814%
Special Hazard Loss                                                                                  43,732,060.00     2,643,163.
Special Hazard Loss Percentage                                                                           6.657527%      3.215760%

Credit Support                                                                                            Original        Current
Class A                                                                                             635,532,100.00    66,911,821.
Class A Percentage                                                                                      96.749897%     81.407134%

Class M                                                                                               8,211,000.00     5,877,580.
Class M Percentage                                                                                       1.249997%      7.150859%

Class B1                                                                                              5,255,000.00     3,761,623.
Class B1 Percentage                                                                                      0.799992%      4.576515%

Class B2                                                                                              3,941,000.00     2,821,038.
Class B2 Percentage                                                                                      0.599956%      3.432169%

Class B3                                                                                              1,314,000.00       940,584.
Class B3 Percentage                                                                                      0.200036%      1.144346%



        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                                         Countrywide Home Loans Servicing LP
Officer:     Courtney Bartholomew
             212-815-3236                                  CHL Mortgage Pass-Through Trust
Associate:   AnnMarie Cassano
             212-815-8318                                          Series 2002-HYB1

Credit Support                                                                                          Original         Current
--------------                                                                                          --------         -------

Class B4                                                                                              657,000.00      470,292.37
Class B4 Percentage                                                                                    0.100018%       0.572173%

Class B5                                                                                            1,971,326.12    1,411,110.54
Class B5 Percentage                                                                                    0.300104%       1.716804%





-----------------------------------------------------------------------------
                         Compensating Interest Detail
-----------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                             11,288.71
Compensation for Gross PPIS from Servicing Fees                                                                       10,714.91

Total Net PPIS (Non-Supported PPIS)                                                                                      573.80
